UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 21, 2012

PERCEPTRON, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan	0-20206	38-2381442
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

47827 Halyard Drive, Plymouth, MI	48170-2461
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (734) 414-6100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e) On February 21, 2012, the Management Development, Compensation and Stock Option Committee (the “Committee”) of Perceptron, Inc. (the “Company”) approved the Company’s Fiscal 2012 Annual Incentive and Profit Sharing Plans. All officers and named executive officers of the Company, as well as director-level team members, employed on or before December 31, 2011, participate in the Annual Incentive plan. Generally, almost all team members of the Company below the director-level, employed on or before December 31, 2011, participate in the Profit Sharing plan. A written description of the Fiscal 2012 Annual Incentive and Profit Sharing Plans has been filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

In addition, the Committee and the Company’s Board of Directors (the “Board”) approved an increase in the annual retainer of the members of the Board who are not employed by the Company or serve as the non-executive Chairman of the Board from $20,000 to $45,000, payable in quarterly installments of $11,250 beginning March 1, 2012, and continuing so long as the director continues to serve in such capacity. In addition, the Committee and the Board approved an increase in the annual retainer paid to the Chairman of the Committee from $5,000 to $8,000, payable in quarterly installments of $2,000 beginning March 1, 2012.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

C.	Exhibits.

	Exhibit No.	Description
	10.1	Written Description of the Fiscal 2012 Annual Incentive and Profit Sharing Plans

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERCEPTRON, INC.
(Registrant)

Date: February 27, 2012	/s/ David W. Geiss
By: David W. Geiss
Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Written Description of the Fiscal 2012 Annual Incentive and Profit Sharing Plans.